December 18, 1997



Palomar Medical Technologies, Inc.
45 Hartwell Avenue
Lexington, MA 02173

Gentlemen:

        I am familiar with the amended Registration Statement on Form S-3 (the "S-3 Registration Statement") to which this opinion is an exhibit, to be filed by Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The amended S-3 Registration Statement relates to a total of 10,913,109 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable pursuant to certain debentures and a guarantee, both issued/issuable to certain entities.

        In arriving at the opinion expressed below, I have examined and relied on the following documents:

        (1) the Certificate of Incorporation and By-Laws of the Company, each as amended as of the date hereof; and

        (2) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to me by the Company.


        In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

        Based upon the foregoing, it is my opinion that the Company has corporate power adequate for the issuance of the Shares. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares, and when certificates for the Shares have been duly executed and countersigned and delivered, such Shares will be legally issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the amended S-3 Registration Statement.

                                             Sincerely,



                                             /s/ Sarah Burgess Reed
                                             ------------------------------
                                             Sarah Burgess Reed
                                             General Counsel
                                             Palomar Medical Technologies, Inc.